                                                                    EXHIBIT 23.1

CONSENT AND REPORT ON FINANCIAL STATEMENT SCHEDULES OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF STENA AB (PUBL)

The Board of Directors
Stena AB (publ):

The audits referred to in our report dated April 23, 2004, except for the seventh paragraph of Note 30 for which the date is November 11, 2004, and for the paragraphs of Note 30 under the caption "New $1 billion Credit Facility" for which the date is December 16, 2004, included the related financial statement schedules as of December 31, 2003, and for each of the years in the three-year period ended December 31, 2003, included in the Amendment No. 1 to the
Registration Statement on Form F-4 (File No. 333-121464) of Stena AB (publ).
These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, such financial statements, when considered in relation to the basic consolidated financial statements taken as a whole; present fairly in all material respects the information set forth therein.

We consent to the use of our reports included in this Amendment No. 1 to the
Registration Statement and to the reference to our firm under the heading
"Experts" in the prospectus.

                                             /s/ Thord Elmersson
                                             ---------------------------------
Gothenburg, Sweden                           Thord Elmersson
January 11, 2005                             Authorized Public Accountant
                                             KPMG BOHLINS AB